Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QuantaSing Group Limited of our report dated September 29, 2022, except for the effects of updating the convenience translation discussed in Note 2(e) to the consolidated financial statements, as to which the date is December 20, 2022, relating to the financial statements, which appears in the Registration Statement on Form F-1 (No. 333-268907) of QuantaSing Group Limited.

/s/PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 30, 2023